UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 31, 2015, Steve Richardson notified Retrophin, Inc. (the “Company”) that he has decided not to stand for re-election to the Company’s Board of Directors (the “Board”) at its next annual meeting of shareholders. Mr. Richardson’s decision not to stand for re-election to the Board does not involve any disagreement with the Company, its management or the Board.

In connection with Mr. Richardson’s decision not to stand for re-election to the Board, on the date of the Company’s next annual meeting of shareholders, assuming Mr. Richardson continues to serve as a director through such date, (i) the vesting of the stock option for 25,000 shares of the Company’s common stock (the “Option”) and restricted stock unit award for 20,000 shares of the Company’s common stock, each granted to Mr. Richardson on November 6, 2014, will each be accelerated as if Mr. Richardson had continued to serve as a director through November 6, 2015 and will become vested as to one-third of the shares underlying each such award, and (ii) the exercise period for the Option will be extended from 30 days to 90 days following the date that Mr. Richardson ceases to serve as a director.

(d) On March 27, 2015, the Board appointed John Kozarich, Ph.D. to serve as a director of the Company, effective April 1, 2015.

In accordance with the Company’s non-employee director compensation policy, upon his appointment as a director, Dr. Kozarich will be entitled to receive a nonqualified stock option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant, and a restricted stock unit covering 20,000 shares of the Company’s common stock, each of which will vest and become exercisable over a three year period following the date of grant. Additionally, Dr. Kozarich will be entitled to receive a $45,000 annual retainer for his service as a director.

At each annual meeting of shareholders following which Dr. Kozarich’s term as a director continues, starting with the Company’s 2016 annual meeting of shareholders, Dr. Kozarich will be entitled to receive a nonqualified stock option to purchase 20,000 shares of the Company’s common stock, and a restricted stock unit covering 10,000 shares of the Company’s common stock, each of which will vest and become exercisable over a one year period following the date of grant. The Company is not aware of any transaction involving Dr. Kozarich requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Dr. Kozarich can be found in the press release issued by the Company on April 1, 2015, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Retrophin, Inc. dated April 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: April 1, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer